EXHIBIT 10.19 - FORM OF NOTES PAYABLE TO MAGNA ACQUISITION, LLC.

                                 PROMISSORY NOTE

$5,000.00                                                          April 1, 2009

      FOR VALUE RECEIVED, the undersigned, Magna-Lab Inc., a New York corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of Magna Acquisition LLC or its registered assigns ( "Lender"), in lawful money of the United States of America, in the manner and at the times provided hereinafter, the principal sum of Five Thousand Dollars (US$5,000), together with Interest (as hereinafter defined) and Default Interest (as hereinafter defined) and all other amounts due and payable pursuant to and in accordance with terms of this Note.

      Interest shall accrue on the unpaid principal amount of this Note from the date hereof until such principal amount is paid in full. "Interest" shall mean twelve percent (12%) per annum. Interest shall be computed on the actual number of days elapsed, predicated on a year consisting of three hundred and sixty
(360) days.

      Default Interest, if any, shall be payable on demand. "Default Interest" shall mean interest computed at fifteen percent (15%) per annum, on (i) the entire principal balance of this Note from time to time unpaid from and after such amounts becomes due and payable (whether upon maturity, by acceleration or otherwise), and (ii) any and all other unpaid amounts due pursuant to the terms and provisions of this Note (including, but not limited to, accrued and unpaid Interest) from and after the respective date(s) on which those amounts become due and payable, whether upon maturity, by acceleration or otherwise; in each case from and after the expiration of any applicable grace period. Default Interest shall be computed on the actual number of days elapsed, predicated on a year consisting of three hundred and sixty (360) days. Notwithstanding anything to the contrary contained herein, for any period in which Default Interest is accruing on the entire unpaid principal balance hereunder, Interest shall not accrue. Default Interest shall compound on an annual basis.

      Unless otherwise accelerated pursuant to the terms hereof, this Note shall mature and all outstanding and unpaid principal and Interest shall be due and payable on the date that is 120 days from and after the date hereof.

      This Note may be prepaid, in whole or in part, at any time by Borrower without premium or penalty. Any prepayment of this Note shall be accompanied by payment of any Interest accrued and unpaid through the date of such prepayment, and all Default Interest, if any, accrued and unpaid through the date of such prepayment.

      Notwithstanding anything to the contrary contained herein, upon the occurrence of any one or more of: (i) a default in the payment of any amounts due hereunder and a failure to cure such default within five (5) business days, or (ii) a default hereunder, and the expiration of any grace period applicable to any default as set forth herein, then at the sole option and discretion of Lender, and without further demand or notice of any kind, the following shall become immediately due and payable:

1. the aggregate principal amount of this Note outstanding and remaining unpaid hereunder;

2.    unpaid Interest;

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3.    Default Interest; and

4.    all other indebtedness evidence by this Note.

The following shall constitute events of default hereunder: (i) the assignment for the benefit of creditors by Borrower; (ii) the application for the appointment of a receiver for Borrower or for the property of Borrower; (iii) the filing of a petition in bankruptcy by or against Borrower; (iv) the issuance of an attachment or the entry of a judgment against Borrower; (v) a default by Borrower with respect to any other indebtedness due to Lender; (vi) the making or sending of a notice of an intended bulk sale by Borrower; (vii) the merger, consolidation, termination of existence, dissolution or insolvency of Borrower;
(viii) the good faith determination by Lender that it deems itself insecure or that a material adverse change in the financial condition of Borrower has occurred since the date hereof and that Lender's prospect of payment hereunder has been impaired; or (ix) any breach or default under any indebtedness of Borrower to any banking or financial institution, and the expiration of any grace period applicable to such breach or default.

      If Borrower fails to pay any amounts when due hereunder, whether at maturity, by acceleration or otherwise, or if there occurs any event which entitles Lender to accelerate the indebtedness due under this Note and any grace period applicable to any such failure to pay or event as set forth herein expires, then Lender shall have all of the rights and remedies provided to it hereunder, and at law or in equity. The remedies of Lender, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively, or otherwise, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. Lender may resort for payment hereunder to any of security for, or any guaranty of, this Note whether or not Lender shall have resorted for payment hereunder to any other security for or guaranty of this Note. No act or omission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event. If this Note is placed in the hands of an attorney for collection or is collected on advice of counsel or through any legal proceeding, Borrower promises to pay, to the extent permitted by law, court costs and reasonable attorneys' fees incurred by Lender. Borrower hereby waives presentment, demand, notice of dishonor or nonpayment, protest and notice of protest in connection therewith.

      If any provision of this Note is unenforceable, invalid or contrary to law, or its inclusion herein would affect the validity, legality or enforcement of this Note, such provision shall be limited to the extent necessary to render the same valid or shall be excised from this Note, as the circumstances require, and this Note shall be construed as if said provision had been incorporated herein as so limited or as if said provision had not been included herein, as the case may be.

      Time is of the essence of this Note.

      Upon maturity or following the occurrence of any event which entitles Lender to accelerate the indebtedness evidenced hereby, all payments received on account of the indebtedness evidenced hereby shall be applied, in whatever order, combination and amounts as Lender, in its sole and absolute discretion, decides, to all costs, expenses and other indebtedness, if any, owing to Lender by reason of this Note; Default Interest, Interest; and principal.

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      This Note, and the terms and provisions hereof, shall be binding upon
Borrower and its successors, administrators, and assigns, and shall inure to the benefit of any holder hereof.

      All amounts due hereunder shall be paid without deduction, set-off or counterclaim, Borrower expressly waiving any such rights to deduction, set-off or counterclaim.

      Notwithstanding any provisions to the contrary contained in this Note or in any of the other documents or instruments referred to in this Note, if at any time or times the interest and any sums considered for such purposes to be interest, payable under or by reason of this Note or any such other documents or instruments, should exceed the maximum which, by the laws of the State having jurisdiction, may be charged with respect to the loan evidenced hereby, given the nature and all of the pertinent circumstances of such loan, than all such sums in excess of such maximum shall be deemed not to be interest, but rather to be payments on account of principal, and without further agreement of the parties shall be so applied without regard to any other provision of this Note, provided that Lender may elect instead that no sums shall be payable in excess of such maximum, whereupon this Note, and such other documents and instruments hall be deemed amended accordingly without further action by any party.

      This Note shall inure to the benefit of Lender and its successors and assigns and shall be governed by, and construed in accordance with, the laws of the State of Delaware.


                                          MAGNA-LAB INC., a New York corporation


                                          By /s/Lawrence A Minkoff
                                             -----------------------------------
                                             Name:  Lawrence A. Minkoff
                                             Title: Chairman and President